    As filed with the Securities and Exchange Commission on December 28, 2000

                                                       Registration No. 333-
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                           CHAMPION ENTERPRISES, INC.
             (Exact Name of Registrant as Specified in Its Charter)



          Michigan                                              38-2743168
(State or Other Jurisdiction of                               (I.R.S. Employer
Incorporation or Organization)                               Identification No.)


           2701 Cambridge Ct., Suite 300, Auburn Hills, Michigan 48326
        (Address of Principal Executive Offices)              (Zip Code)

                        1993 Management Stock Option Plan
               (formerly 1993 Middle Management Stock Option Plan)
                            (Full Title of the Plan)

                           John J. Collins, Jr., Esq.
              Senior Vice President, General Counsel and Secretary
                           Champion Enterprises, Inc.
                          2701 Cambridge Ct., Suite 300
                          Auburn Hills, Michigan 48326
                     (Name and Address of Agent for Service)

   Telephone Number, Including Area Code, of Agent for Service: (248) 340-9090

                                    Copy to:
                               D. Richard McDonald
                               Dykema Gossett PLLC
                        39577 Woodward Avenue, Suite 300
                        Bloomfield Hills, Michigan 48304

                         CALCULATION OF REGISTRATION FEE

====================================================================================================================
                                                   Proposed Maximum       Proposed Maximum
  Title of Securities         Amount To Be        Offering Price Per     Aggregate Offering          Amount of
    to be Registered           Registered               Share*                 Price*             Registration Fee
--------------------------------------------------------------------------------------------------------------------
     Common Stock,             1,800,000                $2.53               $4,554,000              $1,138.50
    $1.00 par value
--------------------------------------------------------------------------------------------------------------------

*Estimated solely for purposes of computing the Registration Fee, at $2.53 per share, the average price for shares of the Common Stock on December 21, 2000, as reported on the New York Stock Exchange, pursuant to Rule 457(h).

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

         The following documents filed by Champion Enterprises, Inc. ("the Company") with the Securities and Exchange Commission (the "Commission") are incorporated by reference in this Registration Statement:

         (a) The Company's Annual Report on Form 10-K for the fiscal year ended January 1, 2000.

         (b) The Company's Quarterly Reports on Form 10-Q for the quarters ended April 1, 2000, July 1, 2000 and September 30, 2000.

         (c) All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 since the end of the fiscal year covered by the Annual Report on Form 10-K referred to in Paragraph (a) above.

         (d) The description of the Common Stock of the Company contained in the Registration Statement on Form 8-A, No. 1-9751 filed under the Securities Exchange Act of 1934.

         All documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, subsequent to the date of this Registration Statement and prior to the termination of the offering of the Common Stock covered by this Registration Statement shall be deemed to be incorporated herein by reference and to be a part hereof from the respective date of filing of each such document.

Item 4.  Description of Securities.

         The description of securities being offered is set forth in Item 3(d).

Item 5.  Interests of Named Experts and Counsel.

         Not Applicable

Item 6.  Indemnification of Directors and Officers.

         Michigan Business Corporation Act

         The Company is organized under the Michigan Business Corporation Act (the "Michigan Act") which, in general, empowers Michigan corporations to indemnify a person who was or is a party or is threatened to be made a party to a threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative and whether formal or informal, other than an action by or in the right of the corporation, by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, partner, trustee, employee or agent of another enterprise, against expenses, including attorney's fees, judgments, penalties, fines and amounts paid in settlement actually and reasonably incurred in connection therewith if the person acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation or its shareholders and, with respect to a criminal action or proceeding, if the person had no reasonable cause to believe his or her conduct was unlawful.

         The Michigan Act also empowers Michigan corporations to provide similar indemnity to such a person for expenses, including attorney's fees, and amounts paid in settlement actually and reasonably incurred by the person in connection with actions or suits by or in the right of the corporation if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the interests of the corporation or its shareholders, except in respect of any claim, issue or matter in which the person has been found liable to the corporation, unless the court determines that the person is fairly and reasonably entitled to indemnification in view of all relevant circumstances, in which case indemnification is limited to reasonable expenses incurred.

         The Michigan Act also permits a Michigan corporation to purchase and maintain on behalf of such a person insurance against liabilities incurred in such capacities. The Company has obtained a policy of directors' and officers' liability insurance.

         Bylaws of the Registrant

         The Company's Bylaws generally require the Registrant to indemnify officers and directors to the fullest extent legally possible under the Michigan Act and provide that similar indemnification may be afforded employees and agents.

Item 7.  Exemption from Registration Claimed.

         Not Applicable

Item 8.  Exhibits.

         The following exhibits are filed as part of this Registration
Statement:


       4.1          Champion Enterprises, Inc. 1993 Management Stock Option Plan filed as Exhibit 10.6 to the
                    Registrant's Registration Statement on Form 10-K for the fiscal year ended January 2, 1999 and incorporated herein by reference.

        5           Opinion of Dykema Gossett PLLC with respect to the legality of the Common Stock to be registered hereunder.

      23.1          Consent of PricewaterhouseCoopers LLP

      23.2          Consent of Dykema Gossett PLLC (contained in Exhibit 5)

       24          Power of Attorney (see "Signatures")

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Auburn Hills, State of Michigan on December 28, 2000.

                                  CHAMPION ENTERPRISES, INC.


                                  By:      /s/ WALTER R. YOUNG
                                     -------------------------------------------
                                           Walter R. Young
                                           Chairman of the Board of Directors
                                           President and Chief Executive Officer


                                POWER OF ATTORNEY

         Each of the undersigned whose signature appears below hereby constitutes and appoints Walter R. Young and John J. Collins, Jr. and each of them acting alone, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, under the Securities Act of 1933.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on December 28, 2000.



                                                       Title


/s/ WALTER R. YOUNG                                    Chairman of the Board of Directors, President and Chief
--------------------------------------------------     Executive Officer (Principal Executive Officer)
Walter R. Young



/s/ ANTHONY S. CLEBERG                                 Executive Vice President and Chief Financial Officer
--------------------------------------------------     (Principal Financial Officer)
Anthony S. Cleberg


/s/ RICHARD HEVELHORST                                 Vice President and Controller
--------------------------------------------------     (Principal Accounting Officer)
Richard Hevelhorst


/s/ ROBERT W. ANESTIS                                  Director
--------------------------------------------------
Robert W. Anestis


/s/ SELWYN ISAKOW                                      Director
--------------------------------------------------
Selwyn Isakow

/s/ ELLEN R. LEVINE                                    Director
--------------------------------------------------
Ellen R. Levine


/s/ BRIAN D. JELLISON                                  Director
--------------------------------------------------
Brian D. Jellison


/s/ GEORGE R. MRKONIC                                  Director
--------------------------------------------------
George R. Mrkonic


/s/ CARL L. VALDISERRI                                 Director
--------------------------------------------------
Carl L. Valdiserri

                                INDEX TO EXHIBITS




      Exhibit
      Number                                                 Description
       4.1          Champion Enterprises, Inc. 1993 Management Stock Option Plan filed as Exhibit 10.6 to the
                    Registrant's Registration Statement on Form 10-K for the fiscal year ended January 2, 1999 and incorporated herein by reference.

        5           Opinion of Dykema Gossett PLLC with respect to the legality of the Common Stock to be registered hereunder.

       23.1         Consent of PricewaterhouseCoopers LLP

       23.2         Consent of Dykema Gossett PLLC (contained in Exhibit 5)

        24          Power of Attorney (see "Signatures")